Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in Registration Statement (No. 333-131704) on Form S-8 of Digital Music Group, Inc. of our report dated March 28, 2006 relating to our audit of the Digital Musicworks International, Inc. financial statements, which appear in this Annual Report on Form 10-K of Digital Music Group, Inc. for the period from April 11, 2005 (inception) to December 31, 2005.

/s/    PERRY-SMITH LLP

Sacramento, California

March 28, 2006